UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  August 11, 2015

RICEBRAN TECHNOLOGIES
(Exact Name of Registrant as Specified in Charter)

California	0-32565	87-0673375
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6720 N. Scottsdale Road, Suite 390 Scottsdale, AZ	85253
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (602) 522-3000

(Former name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01	Entering into a Material Definitive Agreement

On August 11, 2015, RiceBran Technologies (the “Company”), AF Bran Holdings-NL LLC (“AFBH-NL”) and AF Bran Holdings LLC (“AFBH”), in each case, a Delaware limited liability company (AFBH-NL and AFBH being referred to collectively as, “AF”) and Nutra SA, LLC, a Delaware limited liability company (“Nutra SA”), and Industria Riograndese de Oleos Vegetais Ltda, a limited liability company organized under the laws of the Federative Republic of Brazil (“Irgovel”), entered into that certain Second Amendment of Investment Agreements effective as of June 30, 2015 (the “Second Amendment”), which amended the Second Amended and Restated Limited Liability Company Agreement for Nutra SA, LLC, dated as of December 24, 2012, as amended (the “LLC Agreement”), Investor Rights Agreement, dated as of January 18, 2011, as amended (“Investor Rights Agreement”), and Waiver of Investor Rights Agreement, dated December 6, 2013.  The parties previously had entered into that certain Amendment of Investment Agreements on November 4, 2013.

Under the Second Amendment, the parties agreed as follows:

1.	The Company agreed to contribute certain rights to acquire prepaid product valued at $550,000 to Nutra SA (which Nutra SA will contribute to Irgovel).

2.	AF agreed to reduce its first out payment preference for the distributions from Nutra SA from 2.3x to 2.0x.

3.	The Company and AF agreed that the contribution noted in item 1, the $1,500,000 Company contributed in June 2015, and, if Company so elects to contribute, the $1,000,000 that Company may contribute prior to May 31, 2016, shall all be deemed as Additional Capital Contributions, which are entitled to new preferences discussed in item 4 below.

4.	The parties modified the distribution of cash from Nutra SA to provide that distributed cash first go to both AF and Company pro rata according to their Additional Capital Preference Percentage (defined therein) until Company has receives its Additional Capital Preference (defined therein), then to AF until it receives its Unreturned AF Capital Contribution (defined therein), then to Company until it receives its Unreturned RBT Capital Contributions (defined therein), and then to AF and Company pro rata as members. Previously, any Additional Capital Contribution by Company would participate in the distribution only after AF received their Unreturned AF Capital Contribution.

5.	AF agreed to defer the Drag Along Trigger Date to January 1, 2018.

6.	The parties removed the AF Yield Payments (which entitled AF to a 4% per annum yield if certain milestones were met, or the non-compliance waived, or 8% per annum yield if the milestones were not met).

7.	The Company and AF amended the LLC Agreement to provide that upon a Strategic Transaction (as defined therein), Company may become entitled with the right (but not the obligation) to cause Nutra SA to redeem AF’s interest in Nutra SA for cash and securities.

The foregoing description of the Second Amendment does not purport to be complete and is qualified in its entirety by reference to the complete text of the Second Amendment, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Section 9 – Financial Statement and Exhibits

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

10.1	Second Amendment of Investment Agreements dated August 11, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RICEBRAN TECHNOLOGIES

Date: August 13, 2015	By:	/s/ J. Dale Belt
Jerry Dale Belt
Chief Financial Officer
(Duly Authorized Officer)